This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2006 of the Monteagle Funds (formerly known as Memorial Funds) (the “Trust”).

I, Carl C. Peterson, the President of the Trust, certify that:

(i)	The form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(ii)	The information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 31, 2006	/s/ Carl C. Peterson
Carl C. Peterson, President

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form N-CSR for the period ended June 30, 2006 of The Monteagle Funds (formerly known as Memorial Funds) (the “Trust”).

I, Thomas W. Alesi, the Chief Financial Officer of the Trust, certify that:

(iii)	The form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(iv)	The information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 31, 2006	/s/ Thomas W. Alesi
Thomas W. Alesi, Chief Financial Officer